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Exhibit 23



                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-48624 and No. 33-65406) of Opta Food Ingredients, Inc. of our report dated February 15, 2002 relating to the consolidated financial statements, which appear in this Form 10-K. We also consent to the reference to us under the heading "selected financial data" in this Form 10-K.




PricewaterhouseCoopers LLP
Boston, Massachusetts
March 22, 2002